UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2014

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On January 8, 2014, Four Oaks Fincorp, Inc. (the “Company”) and its wholly-owned subsidiary, Four Oaks Bank & Trust Company (the “Bank”), entered into a civil settlement with the United States Department of Justice. The settlement relates principally to banking services that the Bank has provided to certain third-party payment processors.  As a part of the terms of the settlement, the Company and the Bank have agreed to pay a $1.2 million civil penalty and to abide by certain conditions relating to the provision of banking services for some categories of merchants.  Also as part of the settlement, the Company and the Bank do not admit any facts alleged in the accompanying complaint, nor do the Company and the Bank admit to any liability.

On April 25, 2014, the settlement was approved and ordered by the United States District Court for the Eastern District of North Carolina (the “Consent Order”). A copy of the Consent Order is attached as Exhibit 99.1 to this Form 8-K.  A copy of the press release announcing the settlement is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	99.1	Consent Order ordered on April 25, 2014
	99.2	Press Release issued on April 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By: /s/ Ayden R. Lee, Jr. Ayden R. Lee, Jr. Chairman, President, and Chief Executive Officer

Date: April 28, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Consent Order ordered on April 25, 2014
99.2	Press Release issued on April 28, 2014